                                                           Exhibit No. EX-99.n.2

                        GARTMORE VARIABLE INSURANCE TRUST

                                 RULE 18f-3 PLAN
                      (Amended Effective December 8, 2005)

WHEREAS,  Gartmore  Variable  Insurance  Trust, a Delaware  statutory trust (the
"Trust"),  is an open-end  management  investment  company  registered under the
Investment Company Act of 1940, as amended (the "1940 Act");

WHEREAS,  the  following  have been  designated as the series and classes of the
Trust:

                  Series                                 Classes

Gartmore GVIT Nationwide Fund                            Class I, Class II, Class III, Class IV
    (formerly Gartmore GVIT Total Return Fund)
Gartmore GVIT Growth Fund                                Class I, Class IV
    (formerly Capital Appreciation Fund)
Gartmore GVIT Government Bond Fund                       Class I, Class II, Class III, Class IV
    (formerly Government Bond Fund)
Gartmore GVIT Money Market Fund                          Class I, Class IV, Class V
    (formerly Money Market Fund)
GVIT Small Company Fund                                  Class I, Class II, Class III, Class IV
    (formerly Nationwide Small Company Fund)
J.P. Morgan GVIT Balanced Fund                           Class I, Class IV
    (formerly J.P. Morgan NSAT Balanced Fund)
Van Kampen Comstock GVIT Value Fund                      Class I, Class II, Class IV
    (formerly Federated NSAT Equity Income Fund
    and Federated GVIT Equity Income Fund)
Gartmore GVIT Worldwide Leaders Fund                     Class I, Class II
    (formerly Nationwide Global 50 Fund)
Federated GVIT High Income Bond Fund                     Class I, Class III
    (formerly Federated NSAT High Income Bond Fund)
Van Kampen GVIT Multi Sector Bond Fund                   Class I, Class III
    (formerly MAS NSAT Multi Sector Bond Fund and
    MAS GVIT Multi Sector Bond Fund)
GVIT Small Cap Value Fund                                Class I, Class II, Class III, Class IV
    (formerly Nationwide Small Cap Value Fund)
Dreyfus GVIT Mid Cap Index Fund                          Class I, Class III
    (formerly Dreyfus NSAT Mid Cap Index Fund)
GVIT Small Cap Growth Fund                               Class I, Class II, Class III
    (formerly NSAT Small Cap Growth Fund)

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                                 RULE 18f-3 PLAN
                      (Amended Effective December 8, 2005)
                                     Page 2

Gartmore GVIT Mid Cap Growth Fund                        Class I, Class II, Class III, Class IV
    (formerly Strong NSAT Mid Cap Growth Fund
    and Strong GVIT Mid Cap Growth Fund)
Gartmore GVIT Global Technology and                      Class I, Class II, Class III, Class VI
    Communications Fund (formerly Gartmore NSAT
    Global Technology and Communications Fund)
Gartmore GVIT Global Health Sciences Fund                Class I, Class II, Class III, Class VI
    (formerly Gartmore NSAT Global Health Sciences
    Fund)
Gartmore GVIT Emerging Markets Fund(1)                   Class I, Class II, Class III, Class VI
    (formerly Gartmore NSAT Emerging Markets Fund)
Gartmore GVIT International Growth Fund(1)               Class I, Class II, Class III
    (formerly Gartmore NSAT International Growth Fund)
Gartmore GVIT European Leaders Fund(1)                   Class I, Class II, Class III
Gartmore GVIT Global Small Companies Fund(1)             Class I
    (formerly Gartmore NSAT Global Small Companies
    Fund)
Gartmore GVIT OTC Fund(1)                                Class I
    (formerly Gartmore NSAT OTC Fund)
Gartmore GVIT Asia Pacific Leaders Fund(1)               Class I, Class II, Class III
Gartmore GVIT Nationwide Leaders Fund                    Class I, Class II, Class III
    (formerly Gartmore GVIT U.S. Leaders Fund)
Gartmore GVIT U.S. Growth Leaders Fund                   Class I, Class II, Class III
    (formerly Gartmore GVIT U.S. Leaders Fund)
Gartmore GVIT Global Financial Services Fund(1)          Class I, Class II, Class III
Gartmore GVIT Global Utilities Fund(1)                   Class I, Class II, Class III
Dreyfus GVIT International Value Fund                    Class I, Class II, Class III, Class IV, Class VI
GVIT Equity 500 Index Fund                               Class I, Class II, Class IV
Gartmore GVIT Developing Markets Fund(1)                 Class I, Class II
Gartmore GVIT Investor Destinations Aggressive Fund(2)   Class II, Class VI
Gartmore GVIT Investor Destinations Moderately
    Aggressive Fund(2)                                   Class II, Class VI
Gartmore GVIT Investor Destinations Moderate Fund(2)     Class II, Class VI
Gartmore GVIT Investor Destinations Conservative
    Fund(2)                                              Class II, Class VI
Gartmore GVIT Investor Destinations Moderately
    Conservative Fund(2)                                 Class II, Class VI
American Funds GVIT Growth Fund(2)                       Class II, Class VII
American Funds GVIT Global Growth Fund(2)                Class II, Class VII

                       GARTMORE VARIABLE INSURANCE TRUST

                                 RULE 18f-3 PLAN
                      (Amended Effective December 8, 2005)
                                     Page 3

American Funds GVIT Asset Allocation Fund(2)             Class II, Class VII
American Funds GVIT Bond Fund(2)                         Class II, Class VII

_______________________

(1)  Each of these Funds is a "GGAMT-advised Fund."

(2)  The  class  designations  for  these  Funds  will  be  effective  with  the effectiveness of the registration statement making the changes.

WHEREAS, Gartmore Mutual Fund Capital Trust ("GMF") serves as investment adviser for each of the  series  except  for (i) the  GGAMT-advised  Funds  and (ii) the
American Funds GVIT Growth Fund, the American Funds GVIT Global Growth Fund, the
American Funds GVIT Asset Allocation Fund, and the American Funds GVIT Bond Fund
(collectively, the "American Funds GVIT Funds");

WHEREAS,  Gartmore Global Asset  Management Trust ("GGAMT") serves as investment adviser for each of the GGAMT-advised Funds listed above;

WHEREAS, Gartmore Distribution Services, Inc. ("GDSI") serves as underwriter and
Gartmore SA Capital  Trust  serves as fund  administrator  for the series of the
Trust;

WHEREAS,  the Trust has adopted a  Distribution  Plan ("12b-1  Plan") under Rule
12b-1 of the 1940 Act providing for:

     (1)  in the case of Class II and Class VI shares of the Funds,  fees of not more than 0.25% per annum of average net assets; and

     (2)  in the case of Class VII shares of the American Funds GVIT Funds, fees of not more than 0.40% per annum of average net assets;

WHEREAS,  redemption  fees will be charged  by Class III shares of the  Gartmore
GVIT  Nationwide  Fund,  Gartmore GVIT  Government Bond Fund, GVIT Small Company
Fund,  Federated  GVIT High Income Bond Fund,  Van Kampen GVIT Multi Sector Bond
Fund, GVIT Small Cap Value Fund, Dreyfus GVIT Mid Cap Index Fund, GVIT Small Cap
Growth Fund,  Gartmore GVIT Mid Cap Growth Fund, Gartmore GVIT Global Technology
&  Communications  Fund,  Gartmore  GVIT Emerging  Markets  Fund,  Gartmore GVIT
International  Growth Fund,  Gartmore GVIT Global Health Sciences Fund, Gartmore
GVIT European Leaders Fund, Gartmore GVIT Asia Pacific Leaders Fund,

                       GARTMORE VARIABLE INSURANCE TRUST

                                 RULE 18f-3 PLAN
                      (Amended Effective December 8, 2005)
                                     Page 4

Gartmore  GVIT U.S.  Leaders  Fund,  Gartmore  GVIT U.S.  Growth  Leaders  Fund,
Gartmore GVIT Global Financial  Services Fund and Gartmore GVIT Global Utilities
Fund.  These fees will be limited to a maximum of 2.00%,  or the limit currently required by the Securities Exchange Commission,  and the structure of these fees will be stated in each applicable Fund's prospectus.

WHEREAS, redemption fees will be charged by Class VI shares of the Gartmore GVIT
Global Technology and Communications  Fund, Gartmore GVIT Global Health Sciences
Fund,  Gartmore GVIT Emerging  Markets Fund,  Dreyfus GVIT  International  Value
Fund,  Gartmore  GVIT  Investor  Destinations  Aggressive  Fund,  Gartmore  GVIT
Investor  Destinations   Moderately  Aggressive  Fund,  Gartmore  GVIT  Investor
Destinations  Moderate Fund,  Gartmore GVIT Investor  Destinations  Conservative
Fund,  and Gartmore GVIT Investor  Destinations  Moderately  Conservative  Fund.
These  fees will be  limited  to a  maximum  of  2.00%,  or the limit  currently required by the Securities Exchange Commission,  and the structure of these fees will be stated in each applicable Fund's prospectus.

WHEREAS,  the Trust has adopted an  Administrative  Services Plan  providing for fees of not more than  0.25% per annum of the  average  daily net  assets of the
Class I, Class II, Class III, Class VI, or Class VII shares of the Funds,  0.20%
of the average daily net assets of the Class IV shares of the Funds and 0.10% of the average daily net assets of the Class V shares of the Funds;

WHEREAS, the Class IV shares of the Gartmore GVIT Nationwide Fund, Gartmore GVIT
Growth Fund,  Van Kampen  Comstock  GVIT Value Fund,  J.P.  Morgan GVIT Balanced
Fund,  GVIT  Small  Company  Fund,  GVIT  Small Cap Value  Fund,  Gartmore  GVIT
Government   Bond  Fund,   Gartmore   GVIT  Money  Market  Fund,   Dreyfus  GVIT
International  Value Fund,  Gartmore GVIT Equity 500 Index Fund and the Gartmore
GVIT Mid Cap Growth will be offered only through the variable insurance products issued by  Nationwide  Life  Insurance  Company of America  (formerly  Provident
Mutual Life Insurance  Company),  Nationwide Life Insurance & Annuity Company of
America  (formerly  Provident  Mutual  Life & Annuity  Company of  America)  and
National Life  Insurance  Company of Vermont  which were  available on or before
April 28, 2003.

WHEREAS,  Class V shares of the Gartmore  GVIT Money Market Fund will be offered through  Corporate  Owned Life  Insurance  products  issued by  Nationwide  Life
Insurance Company and Nationwide Life and Annuity Insurance Company.

WHEREAS, Rule 18f-3 under the 1940 Act permits an open-end management investment company to issue multiple classes of voting stock representing  interests in the same portfolio  notwithstanding  Sections  18(f)(1) and 18(i) under the 1940 Act if, among other things, such investment company

                       GARTMORE VARIABLE INSURANCE TRUST

                                 RULE 18f-3 PLAN
                      (Amended Effective December 8, 2005)
                                     Page 5

adopts a written  plan  setting  forth the  separate  arrangements  and  expense allocation  of each  class  and any  related  conversion  features  or  exchange privileges;

NOW, THEREFORE,  the Trust,  wishing to be governed by Rule 18f-3 under the 1940
Act, hereby adopts this Rule 18f-3 Plan as follows:

     1.   Each class of shares of a series will represent  interests in the same portfolio of investments of such series of the Trust, and be identical in all  respects  to each other  class of that  series,  except as set forth below. The only differences  among the various classes of shares of the  series of the Trust  will  relate  solely  to:  (a)  different distribution  or service fee payments  associated  with any Rule 12b-1
          Plan for a particular  class of shares and any other costs relating to implementing  or amending such Plan (including  obtaining  shareholder approval of such Plan or any amendment  thereto),  which will be borne solely by shareholders of such class; and (b) different administrative service fees  associated  with any  Administrative  Services Plan; (c)
          different  Class  Expenses,  which will be  limited  to the  following expenses  as  determined  by  the  Trustees  to be  attributable  to a specific class of shares: (i) transfer agency fees identified as being attributable to a specific class;  (ii) printing and postage  expenses related to preparing and  distributing  materials  such as shareholder reports, prospectuses, and proxy statements to current shareholders of a specific  class;  (iii) Blue Sky  notification  and/or  filing  fees incurred by a class of shares;  (iv) SEC registration fees incurred by a class;  (v)  expenses of  administrative  personnel  and services as required  to  support  the  shareholders  of a  specific  class;  (vi)
          litigation  or other  legal  expenses  and  audit or other  accounting expenses relating solely to one class;  (vii) Trustee fees or expenses incurred  as a result of issues  relating  to one  class;  and  (viii)
          shareholder  meeting  costs that relate to a specific  class;  (d) the voting rights  related to any 12b-1 Plan affecting a specific class of shares or related to any other  matter  submitted to  shareholders  in which the  interests of a Class differ from the interests of any other
          Class; (e) conversion features; (f) exchange privileges; and (g) class
          names  or  designations.   Any  additional  incremental  expenses  not
          specifically  identified  above that are  subsequently  identified and determined  to be properly  applied to one class of shares of a series of the Trust  shall be so applied  upon  approval by a majority of the
          Trustees of the Trust,  including a majority of the  Trustees  who are not interested persons of the Trust.

                       GARTMORE VARIABLE INSURANCE TRUST

                                 RULE 18f-3 PLAN
                      (Amended Effective December 8, 2005)
                                     Page 6

     2.   Under the Multiple Class Distribution System,  certain expenses may be attributable  to the Trust,  but not to a  particular  series or class thereof.  All such expenses will be allocated  among series based upon the relative  aggregate  net assets of such series.  Expenses that are attributable  to a particular  series,  but not to a particular  class thereof,  and  income,  realized  gains  and  losses,  and  unrealized appreciation and depreciation will be allocated to each class based on its net asset  value  relative  to the net asset  value of the fund if such  series does not pay daily  dividends  and if the series does pay daily  dividends  on  the  basis  of the  settled  shares  method  (as described in Rule 18f-3(c)(iii).  Notwithstanding  the foregoing,  the principal  underwriter,  the  investment  adviser or other provider of services  to the  Trust  may  waive or  reimburse  the  expenses  of a specific  class or classes to the  extent  permitted  under Rule 18f-3 under the 1940 Act and pursuant to any applicable ruling, procedure or regulation of the Internal Revenue Service.

          A class of shares may be permitted to bear  expenses that are directly attributable  to such class  including:  (a) any  distribution/service fees  associated  with any Rule 12b-1 Plan for a particular  class and any  other  costs  relating  to  implementing  or  amending  such Plan
          (including  obtaining   shareholder  approval  of  such  plan  or  any
          amendment  thereto);  (b) any administrative  services fees associated with any  administrative  services plan for a particular class and any other costs relating to  implementing or amending such plan (including obtaining  shareholder approval of such plan or any amendment thereto)
          attributable to such class;  and (c) any Class Expenses  determined by the Trustees to be attributable to such class.

     3.   To the  extent  exchanges  are  permitted,  shares of any class of the
          Trust will be  exchangeable  with  shares of the same class of another series of the Trust,  or with money market fund shares of the Trust as described in the applicable prospectus. Exchanges will comply with all applicable provisions of Rule 11a-3 under the 1940 Act.

     4.   Dividends  paid by a  series  of the  Trust  as to each  class  of its shares,  to the extent any dividends  are pid,  will be calculated in the same manner, at the same time, on the same day, and will be in the same amount, except that any

                       GARTMORE VARIABLE INSURANCE TRUST

                                 RULE 18f-3 PLAN
                      (Amended Effective December 8, 2005)
                                     Page 7

          distribution/service  fees,  administrative  services  fees, and Class
          Expenses allocated to a class will be borne exclusively by that class.

     5.   Any distribution arrangement of the Trust, including distribution fees and front-end and deferred sales loads,  will comply with Section 2830 of  the  Conduct  Rules  of the  National  Association  of  Securities
          Dealers, Inc.

     6.   The initial  adoption of, and all material  amendments,  to this 18f-3
          Plan must be  approved  by a majority  of the  members of the  Trust's
          Trustees,  including  a  majority  of the  Board  members  who are not interested persons of the Trust.

     7.   Prior to the initial adoption of, and any material amendments to, this
          18f-3 Plan, the Trust's  Trustees shall request and evaluate,  and any agreement  relating to a class  arrangement  shall require the parties thereto to furnish, such information as may be reasonably necessary to evaluate the 18f-3 Plan.